CareView Communications, Inc., 10-K
Exhibit 10.112

AFFIRMATION OF SUBORDINATION AGREEMENT

THIS AFFIRMATION OF SUBORDINATION AGREEMENT is made as of December __, 2012, by the undersigned creditors (each, a “Creditor” and collectively, the “Creditors”) and Comerica Bank (“Comerica” and, solely in its capacity as collateral agent for the Lenders (as defined below), “Collateral Agent”).

RECITALS

CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Borrower”), CAREVIEW COMMUNICATIONS, INC., a Texas corporation (“CareView Texas”) and CAREVIEW OPERATIONS, L.L.C., a Texas limited liability company (“CV Operations;” and collectively with Borrower and CareView Texas, the “Credit Parties”), Comerica and Bridge Bank (collectively with Comerica, the “Lenders”) are parties to that certain Loan and Security Agreement dated as of August 31, 2011 (as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of January 31, 2012, collectively, the “Loan Agreement”).

The Credit Parties and the Lenders propose to enter into a Second Amendment to Loan and Security Agreement dated as of the date hereof (collectively, the “Amendment”), which amends the Loan Agreement by, among other things, modifying the definition of Eligible Accounts (as defined in the Loan Agreement).

Each Creditor executed for the benefit of Collateral Agent a Subordination Agreement dated as of August 31, 2011 (as amended by that certain Amendment to and Affirmation of Subordination Agreement dated as of January 31, 2012, collectively, the “Subordination Agreement”).  Lenders have agreed to enter into the Amendment provided, among other things, that each Creditor consents to the entry by Borrower into the Amendment and agrees that the Subordination Agreement will remain effective.

AGREEMENT

NOW, THEREFORE, Collateral Agent and each Creditor agrees as follows:

1.   Creditor consents to the execution, delivery and performance by the Credit Parties of the Amendment and the modifications to the Loan Agreement effected by the Amendment. The Subordination Agreement shall remain in full force and effect with respect to all of the Credit Parties’ obligations to Lenders under the Loan Agreement.

2.   Collateral Agent and each Creditor affirm their respective obligations under the Subordination Agreement.

3.   Unless otherwise defined, capitalized terms in this Affirmation shall have the meaning assigned in the Subordination Agreement.  This Affirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Affirmation of Subordination Agreement as of the first date above written.

“Collateral Agent” COMERICA BANK By: Brian Dummett Title: Sr. Vice President

“Creditors”

HealthCor Partners Fund, L.P.

By: HealthCor Partners Management L.P., its Manager

       By: HealthCor Partners Management, G.P., LLC
       Its: General Partner

By: /s/ Jeffrey Lightcap
Name: Jeffrey Lightcap
Title: Senior Managing Director

HealthCor Hybrid Offshore Master Fund, L.P. By: HealthCor Hybrid Offshore G.P., LLC Its: General Partner By: /s/ Steven Musumeci Name: Steven Musumeci Title: Chief Operating Officer

The undersigned approve of the terms of Affirmation of Subordination Agreement.
“Credit Parties” CAREVIEW COMMUNICATIONS, INC., a Nevada corporation By: /s/ Steve Johnson Title: President/Chief Operating Officer	CAREVIEW COMMUNICATIONS, INC., a Texas corporation By: /s/ Steve Johnson Title: President/Chief Operating Officer
“Borrower” CAREVIEW OPERATIONS, L.L.C., a Texas limited liability company By: /s/ Steve Johnson Title: President
[Signature Page to Affirmation of Subordination Agreement]